UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2016

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Novavax, Inc. (the “Company”) was held on June 9, 2016. Only stockholders of record as of April 13, 2016 (the “Record Date”) were entitled to vote at the annual meeting. As of the Record Date, there were 270,778,671 shares outstanding and entitled to vote at the annual meeting, of which 225,645,874 shares were represented by proxy, constituting a quorum on all matters voted upon. The stockholders voted on the following matters:

Proposal 1: Stockholders elected the following Class III nominees for director, each to serve until the 2019 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Gail K. Boudreaux	142,882,447	726,529	82,036,898
Michael A. McManus, Jr., J.D.	135,802,228	7,806,748	82,036,898
James F. Young, Ph.D.	142,674,828	934,148	82,036,898

Proposal 2: Stockholders approved the Company’s Amended and Restated 2015 Stock Incentive Plan which increases the number of shares of the Company’s common stock, par value $0.01 (“Common Stock”), available for issuance thereunder by 6,000,000 shares:

For	Against	Abstaining	Broker Non-Votes
135,133,271	8,127,228	348,387	82,036,988

Proposal 3: Stockholders approved the Company’s Amended and Restated 2013 Employee Stock Purchase Plan which increases the number of shares of the Company’s Common Stock available for issuance thereunder by 1,000,000 shares:

For	Against	Abstaining	Broker Non-Votes
123,562,234	19,732,299	314,353	82,036,988

Proposal 4: Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstaining	Broker Non-Votes
217,989,349	1,005,910	6,650,615	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc. (Registrant)

Date: June 10, 2016	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Senior Vice President, General Counsel and Corporate Secretary